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                                                                    EXHIBIT 23.5



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this registration statement on Form S-3 of Universal Outdoor Holdings, Inc. of our report dated February 28, 1997 appearing on page 22 of Universal Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 1996.



              [SIG]
Price Waterhouse


Chicago, Illinois


July 22, 1997